Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:

Haley Jones
+1.414.906.6804
haley.jones@manpowergroup.com

ManpowerGroup Reports 2nd Quarter 2026 Results

•
Revenues of $4.9 billion (+8% as reported, +6% constant currency)
•
Strong demand in United States, Latin America, APME and in select European countries including Italy, Spain, Poland and Norway
•
Manpower had very strong revenue growth in the quarter. Experis revenue trends improved from previous quarters driven by the United States. Talent Solutions revenue trends also improved sequentially driven by RPO with ongoing solid MSP growth.
•
Gross Profit growth combined with SG&A reductions generated meaningful growth in profitability year over year
•
Sale of Jefferson Wells U.S. business for $100 million generating net cash proceeds of $88 million

MILWAUKEE, July 16, 2026 – ManpowerGroup (NYSE: MAN) today reported net earnings of $1.13 per diluted share for the three months ended June 30, 2026 compared to net losses of $1.44 per diluted share in the prior year period. Net earnings in the quarter were $53.5 million compared to net losses of $67.1 million a year earlier. Revenues for the second quarter were $4.9 billion, an 8% increase from the prior year period.

The current year quarter included the sale of our Jefferson Wells U.S. business, strategic transformation program costs, restructuring costs, and a discontinued business liquidation charge which, in aggregate, positively impacted earnings per share by $0.14 in the second quarter. Excluding these items, earnings per share was $0.99 per diluted share in the quarter representing an increase of 27% in constant currency in the second quarter of 2026.1

Financial results in the quarter were also impacted by the U.S. dollar relative to foreign currencies compared to the prior year period. On a constant currency basis, revenues increased 6% compared to the prior year period.

Jonas Prising, ManpowerGroup Chair & CEO, said, “In the second quarter

1 The prior year period included various adjustments which reduced earnings per share by $2.22 in the second quarter which are also excluded when determining the year over year adjusted trend.

we delivered strong results with revenues ahead of expectations. Results reflect good execution across our brands and markets, continued cost discipline and improving demand. We are leveraging our scale and diversified platform and focusing commercial efforts on verticals that offer the greatest opportunities to win and capture share. We saw very strong growth in our Manpower brand and improving trends across Experis and Talent Solutions.

Throughout the quarter, we advanced our global strategic transformation program and expanded AI capabilities that improve productivity and unlock new higher-value solutions through critical strategic partnerships. Looking ahead, we maintain our view that 2026 represents an important inflection point for ManpowerGroup as we execute our transformation strategy and position the business for long-term durable profitable growth.”

We anticipate diluted earnings per share in the third quarter will be between $0.96 and $1.06, which includes an estimated unfavorable currency impact of 2 cents and a 44% effective tax rate."

In conjunction with its second quarter earnings release, ManpowerGroup will broadcast its conference call live over the internet on July 16, 2026 at 7:30 a.m. Central time (8:30 a.m. Eastern time). Prepared remarks for the conference call, webcast details, presentation and recordings are included within the Investor Relations section of manpowergroup.com.

Supplemental financial information referenced in the conference call can be found at http://investor.manpowergroup.com/.

About ManpowerGroup

ManpowerGroup® (NYSE: MAN), the leading global workforce solutions company, helps organizations transform in a fast-changing world of work by sourcing, assessing, developing, and managing the talent that enables them to win. We develop innovative solutions for hundreds of thousands of organizations every year, providing them with skilled talent while finding meaningful, sustainable employment for millions of people across a wide range of industries and skills. Our expert family of brands – Manpower, Experis, and Talent Solutions – creates substantially more value for candidates and clients across more than 70 countries and territories and has done so for more than 75 years. We are recognized consistently for our diversity – as a best place to work for Women, Inclusion, Equality, and Disability, and in 2026 ManpowerGroup was named one of the World's Most Ethical Companies for the 17th time – all confirming our position as the brand of choice for in-demand talent. For more information, visit www.manpowergroup.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, including statements regarding trends in labor demand and the future strengthening of such demand, the Company’s financial outlook, and the Company’s strategic initiatives and technology investments, including our ability to increase market share and the acceleration of transformation initiatives to remove structural costs from the organization to drive efficiencies, which are subject to risks and uncertainties. The Company’s actual results may differ materially from those described or contemplated in the forward-looking statements due to numerous factors. These factors include those found in the Company’s reports filed with the SEC, including the information under the heading “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2025, which information is incorporated herein by reference.

We caution that any forward-looking statement reflects only our belief at the time the statement is made. The Company assumes no obligation to update or revise any forward-looking statements. We reference certain non-GAAP financial measures, which we believe provide useful information for investors. We include a reconciliation of these measures, where appropriate, to GAAP on the Investor Relations section of our website at manpowergroup.com.

ManpowerGroup

Results of Operations

(In millions, except per share data)

	Three Months Ended June 30
			% Variance
			Amount	Constant
	2026	2025	Reported	Currency
	(Unaudited)
Revenues from services (a)	$4,860.2	$4,519.3	7.5%	5.8%
Cost of services	4,079.9	3,755.6	8.6%	6.8%
Gross profit	780.3	763.7	2.2%	0.7%
Selling and administrative expenses, excluding impairment charges	668.3	700.3	-4.6%	-6.0%
Impairment charges (b)	—	88.7	N/A	N/A
Selling and administrative expenses	668.3	789.0	-15.3%	-16.6%
Operating profit (loss)	112.0	(25.3)	N/A	N/A
Interest and other expenses, net	19.6	16.5	18.1%
Earnings (loss) before income taxes	92.4	(41.8)	N/A	N/A
Provision for income taxes	38.9	25.3	54.2%
Net earnings (loss)	$53.5	$(67.1)	N/A	N/A
Net earnings (loss) per share - basic	$1.14	$(1.44)	N/A
Net earnings (loss) per share - diluted	$1.13	$(1.44)	N/A	N/A
Weighted average shares - basic	46.9	46.5	0.8%
Weighted average shares - diluted	47.4	46.5	2.0%

(a)
Revenues from services include fees received from our franchise offices of $4.5 million and $4.4 million for the three months ended June 30, 2026 and 2025, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $471.4 million and $428.7 million for the three months ended June 30, 2026 and 2025, respectively.
(b)
Impairment charges for the three months ended June 30, 2025 consist of a goodwill impairment related to our investments in Switzerland and the United Kingdom and an impairment of an indefinite lived intangible asset in our Switzerland business.

ManpowerGroup

Operating Unit Results

(In millions)

	Three Months Ended June 30
			% Variance
			Amount	Constant
	2026	2025	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (a)	$714.3	$674.1	6.0%	6.0%
Other Americas	498.0	385.9	29.0%	23.8%
	1,212.3	1,060.0	14.4%	12.5%
Southern Europe:
France	1,177.6	1,149.3	2.5%	0.0%
Italy	521.9	475.9	9.6%	7.0%
Other Southern Europe	609.2	524.1	16.2%	9.9%
	2,308.7	2,149.3	7.4%	4.0%
Northern Europe	825.5	794.4	3.9%	1.4%
APME	518.7	525.3	-1.2%	5.0%
	4,865.2	4,529.0
Intercompany Eliminations	(5.0)	(9.7)
	$4,860.2	$4,519.3	7.5%	5.8%
Operating Unit Profit (Loss):
Americas:
United States	$52.8	$19.7	169.1%	169.1%
Other Americas	19.1	16.4	15.5%	11.8%
	71.9	36.1	99.0%	97.3%
Southern Europe:
France	28.4	32.3	-12.0%	-13.9%
Italy	34.1	31.8	7.1%	4.5%
Other Southern Europe	12.6	9.2	38.1%	25.0%
	75.1	73.3	2.5%	-1.0%
Northern Europe	2.0	(9.0)	N/A	N/A
APME	23.9	26.4	-9.0%	0.2%
	172.9	126.8
Corporate expenses	(53.9)	(55.1)
Impairment charges (b)	—	(88.7)
Intangible asset amortization expense	(7.0)	(8.3)
Operating profit (loss)	112.0	(25.3)	N/A	N/A
Interest and other expenses, net (c)	(19.6)	(16.5)
Earnings (loss) before income taxes	$92.4	$(41.8)

(a)
In the United States, revenues from services include fees received from our franchise offices of $2.7 million and $2.6 million for the three months ended June 30, 2026 and 2025, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $93.5 million and $87.1 million for the three months ended June 30, 2026 and 2025, respectively.
(b)
Impairment charges for the three months ended June 30, 2025 consist of a goodwill impairment related to our investments in Switzerland and the United Kingdom and an impairment of an indefinite lived intangible asset in our Switzerland business.
(c)
The components of interest and other expenses, net were:

	2026	2025
Interest expense	$23.8	$26.0
Interest income	(4.8)	(8.2)
Foreign exchange loss	1.7	1.3
Miscellaneous income, net	(1.1)	(2.6)
	$19.6	$16.5

ManpowerGroup

Results of Operations

(In millions, except per share data)

	Six Months Ended June 30
			% Variance
			Amount	Constant
	2026	2025	Reported	Currency
	(Unaudited)
Revenues from services (a)	$9,370.6	$8,609.6	8.8%	4.4%
Cost of services	7,867.3	7,147.6	10.1%	5.5%
Gross profit	1,503.3	1,462.0	2.8%	-1.0%
Selling and administrative expenses, excluding impairment charges	1,363.0	1,370.4	-0.5%	-4.1%
Impairment charges (b)	—	88.7	N/A	N/A
Selling and administrative expenses	1,363.0	1,459.1	-6.6%	-10.0%
Operating profit	140.3	2.9	4702.9%	4487.8%
Interest and other expenses, net	32.5	28.0	16.1%
Earnings (loss) before income taxes	107.8	(25.1)	N/A	N/A
Provision for income taxes	51.8	36.4	42.2%
Net earnings (loss)	$56.0	$(61.5)	N/A	N/A
Net earnings (loss) per share - basic	$1.20	$(1.32)	N/A
Net earnings (loss) per share - diluted	$1.19	$(1.32)	N/A	N/A
Weighted average shares - basic	46.8	46.7	0.2%
Weighted average shares - diluted	47.2	46.7	1.2%
(a)
Revenues from services include fees received from our franchise offices of $8.3 million and $8.2 million for the six months ended June 30, 2026 and 2025, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $925.7 million and $847.1 million for the six months ended June 30, 2026 and 2025, respectively.
(b)
Impairment charges for the six months ended June 30, 2025 consist of a goodwill impairment related to our investments in Switzerland and the United Kingdom and an impairment of an indefinite lived intangible asset in our Switzerland business.

ManpowerGroup

Operating Unit Results

(In millions)

	Six Months Ended June 30
			% Variance
			Amount	Constant
	2026	2025	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (a)	$1,369.2	$1,362.9	0.5%	0.5%
Other Americas	958.7	753.8	27.2%	21.6%
	2,327.9	2,116.7	10.0%	8.0%
Southern Europe:
France	2,246.2	2,115.0	6.2%	-0.1%
Italy	996.6	873.7	14.1%	7.2%
Other Southern Europe	1,167.2	994.6	17.4%	8.1%
	4,410.0	3,983.3	10.7%	3.5%
Northern Europe	1,615.6	1,525.2	5.9%	-0.1%
APME	1,029.2	1,001.7	2.8%	6.5%
	9,382.7	8,626.9
Intercompany Eliminations	(12.1)	(17.3)
	9,370.6	8,609.6	8.8%	4.4%
Operating Unit Profit (Loss):
Americas:
United States	$54.9	$31.0	77.2%	77.2%
Other Americas	36.1	30.6	18.0%	13.0%
	91.0	61.6	47.8%	45.3%
Southern Europe:
France	45.5	53.3	-14.6%	-18.3%
Italy	62.8	56.4	11.2%	4.9%
Other Southern Europe	21.0	13.8	53.1%	37.9%
	129.3	123.5	4.8%	-1.4%
Northern Europe	(6.2)	(27.3)	77.2%	82.4%
APME	45.6	46.4	-1.8%	5.1%
	259.7	204.2
Corporate expenses	(105.4)	(96.2)
Impairment charges (b)	—	(88.7)
Intangible asset amortization expense	(14.0)	(16.4)
Operating profit	140.3	2.9	4702.9%	4487.8%
Interest and other expenses, net (c)	(32.5)	(28.0)
Earnings (loss) before income taxes	$107.8	$(25.1)
(a)
In the United States, revenues from services include fees received from our franchise offices of $5.1 million and $4.8 million for the six months ended June 30, 2026 and 2025, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $171.9 million and $164.0 million for the six months ended June 30, 2026 and 2025, respectively.
(b)
Impairment charges for the six months ended June 30, 2025 consist of a goodwill impairment related to our investments in Switzerland and the United Kingdom and an impairment of an indefinite lived intangible asset in our Switzerland business.
(c)
The components of interest and other expenses, net were:

	2026	2025
Interest expense	$49.5	$48.5
Interest income	(10.9)	(15.1)
Foreign exchange loss	2.3	2.2
Miscellaneous income, net	(8.4)	(7.6)
	$32.5	$28.0

ManpowerGroup

Consolidated Balance Sheets

(In millions)

	June 30,	December 31,
	2026	2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$180.6	$871.0
Accounts receivable, net	4,733.8	4,770.3
Prepaid expenses and other assets	217.0	149.1
Total current assets	5,131.4	5,790.4
Other assets:
Goodwill	1,483.4	1,544.6
Intangible assets, net	415.7	430.1
Operating lease right-of-use assets	360.8	392.7
Other assets	868.5	879.1
Total other assets	3,128.4	3,246.5
Property and equipment:
Land, buildings, leasehold improvements and equipment	522.0	526.9
Less: accumulated depreciation and amortization	406.9	403.7
Net property and equipment	115.1	123.2
Total assets	$8,374.9	$9,160.1
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,593.7	$2,721.1
Employee compensation payable	216.3	232.3
Accrued payroll taxes and insurance	668.8	672.1
Accrued liabilities	452.1	457.6
Value added taxes payable	410.1	418.1
Short-term operating lease liability	102.2	107.4
Short-term borrowings and current maturities of long-term debt	476.2	625.0
Total current liabilities	4,919.4	5,233.6
Other liabilities:
Long-term debt	567.3	1,052.1
Long-term operating lease liability	274.3	304.3
Other long-term liabilities	507.5	509.8
Total other liabilities	1,349.1	1,866.2
Shareholders' equity:
ManpowerGroup shareholders' equity
Common stock	1.2	1.2
Capital in excess of par value	3,585.8	3,572.5
Retained earnings	3,754.8	3,732.3
Accumulated other comprehensive loss	(399.1)	(412.1)
Treasury stock, at cost	(4,836.4)	(4,834.3)
Total ManpowerGroup shareholders' equity	2,106.3	2,059.6
Noncontrolling interests	0.1	0.7
Total shareholders' equity	2,106.4	2,060.3
Total liabilities and shareholders' equity	$8,374.9	$9,160.1

ManpowerGroup

Consolidated Statements of Cash Flows

(In millions)

	Six Months Ended
	June 30,
	2026	2025
	(Unaudited)
Cash Flows from Operating Activities:
Net earnings (Loss)	$56.0	$(61.5)
Adjustments to reconcile net earnings to net cash used in operating activities:
Depreciation and amortization	41.7	43.4
(Gain) Loss on sales of subsidiaries, net	(24.5)	6.2
Non-cash impairment of goodwill and other intangible assets	—	88.7
Deferred income taxes	9.3	4.5
Provision for credit losses	5.4	1.9
Share-based compensation	13.6	15.3
Changes in operating assets and liabilities:
Accounts receivable	(49.2)	7.9
Other assets	(91.9)	(92.4)
Accounts payable	(89.9)	(209.6)
Other liabilities	0.5	(147.2)
Cash used in operating activities	(129.0)	(342.8)
Cash Flows from Investing Activities:
Capital expenditures	(14.8)	(31.3)
Acquisition of businesses, net of cash acquired	—	(1.0)
Impact to cash resulting from sales of subsidiaries	87.5	(2.1)
Proceeds from the sale of property and equipment	0.7	0.4
Cash provided by (used in) investing activities	73.4	(34.0)
Cash Flows from Financing Activities:
Net change in short-term borrowings	(16.9)	67.1
Net proceeds from revolving debt facility	—	136.0
Proceeds from long-term debt	3.3	0.1
Repayments of long-term debt	(585.8)	(0.4)
Payments of contingent consideration for acquisition	(0.8)	(1.3)
Taxes paid related to net share settlement	(2.8)	(6.0)
Repurchases of common stock and excise tax	(0.3)	(38.2)
Dividends paid	(33.5)	(33.3)
Cash (used in) provided by financing activities	(636.8)	124.0
Effect of exchange rate changes on cash	2.0	33.2
Change in cash and cash equivalents	(690.4)	(219.6)
Cash and cash equivalents, beginning of period	871.0	509.4
Cash and cash equivalents, end of period	$180.6	$289.8